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                                                                     EXHIBIT 4.5

                                    APPENDIX
                                     TO THE
                               PRACTICEWORKS, INC.
                           401(K) PROFIT SHARING PLAN
                                    EFFECTIVE
                               As of March 5, 2001
                  Grandfathered Optional Forms of Distribution

         Effective as of March 5, 2001, PracticeWorks was spun-off from InfoCure in the form of a stock dividend (the "Spin-Off"). Prior to this Spin-Off, InfoCure effected a number of corporate transactions with companies which sponsored qualified retirement plans. As a result of these transactions, some retirement plans were either merged with and into, or transferred assets and liabilities to, the InfoCure Plan. These transactions and the resulting transfer or merger of assets and liabilities from other retirement plans into the InfoCure Plan required the retention in the InfoCure Plan of a number of distribution options as well as other benefits, rights and features applicable to certain account balances.

         As of the Effective Date, PracticeWorks adopted this Plan. As soon as administratively feasible after the Spin-Off of PracticeWorks from InfoCure, the assets and liabilities attributable to employees who became Employees of PracticeWorks as a result of the Spin-Off, or who had an account balance in the InfoCure Plan and previously worked for a company that is a part of PracticeWorks after the Spin-Off were transferred from the InfoCure Plan to this Plan. The purpose of this Appendix is to outline the distribution options that were available under the InfoCure Plan and that have been retained for a limited time in this Plan or that were available in a plan that will merge its assets and liabilities with and into this Plan after the Spin-Off.

         Notwithstanding anything in the Plan to the contrary, the optional methods of distribution available under the terms of this Appendix shall be available only from a Participant's Transfer Account provided (i) his or her vested Account balance exceeds $5,000 and (ii) the Participant makes an Election to receive one of these optional forms of benefit prior to the earlier of:

         (a) The 90th day after the date the Participant becomes eligible to receive a distribution and the Plan Sponsor has provided the Participant with a written explanation of the optional methods of distribution available under the Plan and this Appendix, or

         (b)      January 1, 2003.

         After (a) or (b) above become effective, the only method of distribution available from the Plan shall be the method available in ss. 8.1, without reference to the last paragraph of such Section.

1. KComp Management Systems, Inc. A Participant who had an account balance transferred or merged from the KComp Management Systems, Inc. 401(k) Profit Sharing Plan


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into the InfoCure Plan and subsequently transferred into this Plan
("KComp Participant") may elect to receive payment from his or her Transfer Account in one of the following methods:

         (a)      Lump sum payment, in cash or in-kind; or

         (b) Semi-annual installments for a period certain not to exceed the KComp Participant's life expectancy or joint life expectancies of the KComp Participant and his or her Beneficiary.

2. Rovak, Inc. - A Participant who had an account balance transferred or merged from the Rovak, Inc. 401(k) Profit Sharing Plan into the InfoCure Plan and subsequently into this Plan ("Rovak Participant") may elect to receive payment from his or her Transfer Account in one of the following methods:

         (a)      Lump sum;

         (b)      Two or more annual installments;

         (c) The purchase of an nontransferable contract provided the contract may not be conditioned on the survival of any person; or

         (d)      Any combination of the above.

3. OM Systems, Inc. - A Participant who had an account balance transferred or merged from the OM Systems Inc. 401(k) Plan into the InfoCure Plan and subsequently into this Plan may elect to receive payment from his or her Transfer Account in one of the following methods:

         (a) Lump sum paid in cash, in-kind or a combination of cash and in-kind; or

         (b)      Installments payable in cash or in kind, or part in cash and part in kind.

4. Kevin Kozlowski, Inc. (d/b/a Human Touch) - A Participant who had an account balance transferred or merged from the Human Touch Software Profit Sharing Plan into the InfoCure Plan and subsequently into this Plan may elect to receive payment from his or her Transfer Account only in a lump sum cash payment.

5.       UniDent, LLC -

         (a) A Participant who had an account balance transferred from the UniDent 401(k) Plan into the InfoCure Plan and subsequently transferred into this Plan, ("UniDent Participant") may elect payment from his or her Transfer Account according to one of the following methods:

                  (i)      Lump Sum;

                  (ii)     Single life annuity for life of UniDent Participant;

                  (iii) An annuity for the life of the UniDent Participant and upon his or her death 100%, 66 2/3% or 50% of the annuity amount continued to his or her spouse as his or her contingent annuitant;


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                  (iv)     An annuity for the joint lives of the UniDent
                           Participant and his or her spouse with 100%, 66 2/3% or 50% of the amount payable as an annuity for the life of the survivor;

                  (v) An annuity for the life of the UniDent Participant with installment payments for a period certain not longer than the life expectancy of the Participant;

                  (vi) Installment payments for a period certain not longer than the joint life expectancies of the UniDent Participant and his or her spouse; or

                  (vii) Any combination of the above, in cash or in-kind, or a combination of cash and in-kind.

         (b) Special Rules for Annuity Contracts. If a UniDent Participant makes an Election at any time that his or her Transfer Account be paid in the form of an annuity, the rules of this Section will apply to any withdrawal, loan or distribution from his or her Transfer Account at that time or any future time.

                  (i) Normal Annuity Form. Any distribution made to a UniDent Participant (including withdrawals under ss.8.3) will be paid

                           a) in the form of a single life annuity if he or she does not have a spouse on the Annuity Starting Date, or

                           b) in the form of a joint and 50% survivor annuity with his or her spouse as beneficiary if he or she has a spouse on his or her Annuity Starting Date unless the UniDent Participant elects another form of payment and his or her spouse, if any, consents to that Election in accordance with this Section.

                  (ii) Election Procedures for Annuity Benefits. If a UniDent Participant elects that his or her Transfer Account be paid in the form of an annuity, the Company will (consistent with the regulations under Code ss. 417) furnish him or her with a written explanation of the normal annuity form, the optional payment forms and his or her rights under Code ss. 401(a)(11), ss. 411(a)(11), and ss. 417.

                           A UniDent Participant who elects an annuity payment form may waive the normal annuity form and select an optional payment form on a properly completed Election before his or her Annuity Starting Date. The last properly completed Election before the UniDent Participant's Annuity Starting Date will control the payment of benefits under this Plan.

                           A UniDent Participant's Election to waive the normal annuity form generally will not be effective unless
                           (A) the Election designates the form of payment, (B) his or her spouse consents in writing to the waiver,
                           (C) the


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                           spouse's consent acknowledges the effect of the
                           waiver, and (D) the spouse's consent is witnessed by a Plan representative or a notary public.

                           However, if the UniDent Participant establishes to the satisfaction of the Plan Sponsor and in accordance with Code ss. 417 that written consent of his or her spouse may not be obtained because there is no spouse or the spouse cannot be located or because of such other circumstances as may be described in the regulations under Code ss. 417, the UniDent Participant's Election will be deemed to be a valid waiver.

                           A spouse's written consent will be irrevocable as to that spouse and will be binding only as against that spouse.

                           A UniDent Participant may revoke (without the consent of his or her spouse) an election to waive the normal annuity form by completing another Election at any time prior to his or her Annuity Starting Date.

                  (iii) Loans. A UniDent Participant who has elected to have his or her Transfer Account paid in the form of an annuity may not pledge his or her Transfer Account as security for a loan under ss. 11 unless his or her spouse, if any, consents to that pledge in a manner described in this Section. No loan will be made to the UniDent Participant in the absence of proper spousal consent.

                  (iv) Death Benefits. If a UniDent Participant who has elected to have his or her Transfer Account paid in the form of an annuity dies before his or her Annuity Starting Date, his or her Transfer Account balance will be applied to purchase a Preretirement Survivor Annuity for his or her surviving spouse if the UniDent Participant did not waive the Preretirement Survivor Annuity in accordance with the waiver procedures in this Section.

                  (v) Definitions. For purposes of this Section, the following terms will have the meanings set forth below:

                           a) Annuity Starting Date - means for each UniDent Participant or spouse the first day of the first period for which an amount is paid or is to be paid as an annuity under this Plan.

                           b) Preretirement Survivor Annuity - means an annuity for the life of a UniDent Participant's surviving spouse, that is equal to the maximum amount of annuity benefit that can be purchased with the UniDent Participant's Transfer Account as of the Annuity Starting Date.

6.       Applied Professional Systems, Inc. -

         (a) Methods. A Participant who had an account balance transferred or merged from the Applied Professional Systems Inc. 401(k) Retirement Plan into the InfoCure


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                  Plan and subsequently into this Plan ("APSI Participant") may elect payment of his or her Transfer Account in one of the following methods:

                  (i)      Straight life annuity;

                  (ii) Single life annuity with a period certain of 5, 10 or 15 years;

                  (iii)    Single life annuity with an installment refund;

                  (iv) Survivorship life annuity with installment refund and survivor percentages of 50%, 66 2/3% or 100%;

                  (v) Fixed period annuity of at least 60 months and not exceeding the joint life expectancies of the APSI Participant and his or her Beneficiary;

                  (vi)     Installments; or

                  (vii)    Lump sum.

         (b) Special Rules for Annuity Contracts. If an APSI Participant elects at any time that his or her Transfer Account be paid in the form of an annuity, the rules of this Section 7(b) will apply to any withdrawal, loan or distribution from his or her Transfer Account at that time or any future time.

                  (i) Normal Annuity Form. Any distribution made to an APSI Participant (including withdrawals under ss.8.3) will be paid

                           a) in the form of a single life annuity if he or she does not have a spouse on the Annuity Starting Date, or

                           b) in the form of a joint and 50% survivor annuity with an installment refund with his or her spouse as Beneficiary if he or she has a spouse on his or her Annuity Starting Date and satisfies the one year marriage requirement unless the APSI Participant elects another form of payment and his or her spouse, if any, consents to that election in accordance with this Section.

                  (ii) Election Procedures for Annuity Benefits. If an APSI Participant elects that his or her Transfer Account be paid in the form of an annuity, the Company will (consistent with the regulations under Code ss. 417) furnish him or her with a written explanation of the normal annuity form, the optional payment forms and his or her rights under Code ss. 401(a)(11), ss. 411(a)(11), and ss. 417.

                           An APSI Participant who elects an annuity payment form may waive the normal annuity form and select an optional payment form on a properly completed Election before his or her Annuity Starting Date. The last


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                           properly completed Election before the APSI
                           Participant's Annuity Starting Date will control the payment of benefits under this Plan.

                           An APSI Participant's Election to waive the normal annuity form generally will not be effective unless
                           (A) the Election designates the form of payment, (B) his or her spouse consents in writing to the waiver,
                           (C) the spouse's consent acknowledges the effect of the waiver, and (D) the spouse's consent is witnessed by a plan administrator or a notary public.

                           However, if the APSI Participant establishes to the satisfaction of the Company and in accordance with Code ss. 417 that written consent of his or her spouse may not be obtained because there is no spouse or the spouse cannot be located or because of such other circumstances as may be described in the regulations under Code ss. 417, the APSI Participant's Election will be deemed to be a valid waiver.

                           A spouse's written consent will be irrevocable as to that spouse and will be binding only as against that spouse.

                           An APSI Participant may revoke (without the consent of his or her spouse) an election to waive the normal annuity form by completing another Election at any time prior to his or her Annuity Starting Date.

                  (iii) Loans. An APSI Participant who has elected to have his or her Transfer Account paid in the form of an annuity may not pledge his or her Transfer Account as security for a loan under ss. 11 unless his or her spouse, if any, consents to that pledge in a manner described in this Section. No loan will be made to the APSI Participant in the absence of proper spousal consent.

                  (iv) Death Benefits. If an APSI Participant who has elected to have his or her Transfer Account paid in the form of an annuity dies before his or her Annuity Starting Date, his or her Transfer Account balance will be applied to purchase a Preretirement Survivor Annuity for his or her surviving spouse if the APSI Participant did not waive the Preretirement Survivor Annuity in accordance with the waiver procedures in ss. this 15.4(j).

                  (v) Definitions. For purposes of this Section, the following terms will have the meanings set forth below:

                           a) Annuity Starting Date - means for each APSI Participant or spouse the first day of the first period for which an amount is paid as an annuity under this Plan.

                           b) Preretirement Survivor Annuity - means an annuity for the life of a APSI Participant's surviving spouse, that is equal to the maximum amount of annuity benefit that can be purchased with the APSI Participant's Transfer Account as of the Annuity Starting Date.


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         Effective as of the effective date of the Merger between PracticeWorks and Computer Age Dentist, Inc.:

7.       Computer Age Dentist, Inc.

         (a) Methods. A Participant who had an account balance transferred into this Plan from the Computer Age Dentist 401(k) Retirement Plan ("CADI Participant"), may elect payment of his or her Transfer Account in one of the following methods:

                  (i)      Single life annuity;

                  (ii) Life annuity with a period certain of 5, 10 or 15 years;

                  (iii) Survivorship life annuity with survivor percentages of 50%, 66 2/3% or 100%; or

                  (iv)     Lump sum.

         (b) Special Rules for Annuity Contracts. If a CADI Participant elects at any time that his or her Transfer Account be paid in the form of an annuity, the rules of this Section will apply to any withdrawal, loan or distribution from his or her Transfer Account at that time or any future time.

                  (i) Normal Annuity Form. Any distribution made to a CADI Participant (including withdrawals under ss.8.3) will be paid

                           a) in the form of a single life annuity if he or she does not have a spouse on the Annuity Starting Date, or

                           b) in the form of a joint and 50% survivor annuity with his or her spouse as beneficiary if he or she has a spouse on his or her Annuity Starting Date unless the CADI Participant elects another form of payment and his or her spouse, if any, consents to that election in accordance with this Section.

                  (ii) Election Procedures for Annuity Benefits. If a CADI Participant elects that his or her Transfer Account be paid in the form of an annuity, the Company will (consistent with the regulations under Code ss. 417) furnish him or her with a written explanation of the normal annuity form, the optional payment forms and his or her rights under Code ss. 401(a)(11), ss. 411(a)(11), and ss. 417.

                           A CADI Participant who elects an annuity payment form may waive the normal annuity form and select an optional payment form on a properly completed Election before his or her Annuity Starting Date. The last properly completed Election before the CADI Participant's Annuity Starting Date will control the payment of benefits under this Plan.


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                           A CADI Participant's Election to waive the normal
                           annuity form generally will not be effective unless
                           (A) the Election designates the form of payment, (B) his or her spouse consents in writing to the waiver,
                           (C) the spouse's consent acknowledges the effect of the waiver, and (D) the spouse's consent is witnessed by a plan administrator or a notary public.

                           However, if the CADI Participant establishes to the satisfaction of the Company and in accordance with Code ss. 417 that written consent of his or her spouse may not be obtained because there is no spouse or the spouse cannot be located or because of such other circumstances as may be described in the regulations under Code ss. 417, the CADI Participant's Election will be deemed to be a valid waiver.

                           A spouse's written consent will be irrevocable as to that spouse and will be binding only as against that spouse.

                           A CADI Participant may revoke (without the consent of his or her spouse) an election to waive the normal annuity form by completing another Election at any time prior to his or her Annuity Starting Date.

                  (iii) Loans. A CADI Participant who has elected to have his or her Transfer Account paid in the form of an annuity may not pledge his or her Transfer Account as security for a loan under ss. 11 unless his or her spouse, if any, consents to that pledge in a manner described in this Section. No loan will be made to the CADI Participant in the absence of proper spousal consent.

                  (iv) Death Benefits. If a CADI Participant who has elected to have his or her Transfer Account paid in the form of an annuity dies before his or her Annuity Starting Date, his or her Transfer Account balance will be applied to purchase a Preretirement Survivor Annuity for his or her surviving spouse if the CADI Participant did not waive the Preretirement Survivor Annuity in accordance with the waiver procedures in this Section.

                  (v) Definitions. For purposes of this Section, the following terms will have the meanings set forth below:

                           a) Annuity Starting Date - means for each CADI Participant or spouse the first day of the first period for which an amount is paid as an annuity under this Plan.

                           b) Preretirement Survivor Annuity - means an annuity for the life of a CADI Participant's surviving spouse, that is equal to the maximum amount of annuity benefit that can be purchased with the CADI Participant's Transfer Account as of the Annuity Starting Date


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